SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               PURETEC CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

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     4) Proposed maximum aggregate value of transaction:

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[ ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         -------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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

                               PURETEC CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         Notice is hereby given that the Annual Meeting of Stockholders of PureTec Corporation (the "Company") will be held at the Saddle Brook Marriott Hotel, which is located on the Garden State Parkway at the intersection with Interstate Highway 80, Saddle Brook, New Jersey 07663 on February 26, 1997 at 9:00 A.M. for the following purposes as set forth in the accompanying Proxy
Statement:

1. To elect nine directors to serve for a term of one year or until their successors are duly elected and qualified;

2. To ratify the selection and appointment by the Company's Board of Directors of Deloitte & Touche, independent certified public accountants, as auditors for the Company for the fiscal year ending July 31, 1997; and

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Holders of record of the Company's Common Stock at the close of business on January 3, 1997 will be entitled to vote at the meeting.

                                              By Order of the Board of Directors



                                                    Paul Litwinczuk, Secretary

Dated: January 22, 1997

         WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE AND IF PRESENT AT THE MEETING MAY WITHDRAW IT AND VOTE IN PERSON. ATTENDANCE AT THE MEETING IS LIMITED TO STOCKHOLDERS, THEIR PROXIES AND INVITED GUESTS OF THE COMPANY.

                               PURETEC CORPORATION
                               65 Railroad Avenue
                          Ridgefield, New Jersey 07657

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 26, 1997

                             -----------------------

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation by Management of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at the Saddle Brook Marriott Hotel, which is located on the Garden State Parkway at the intersection with Interstate Highway 80, Saddle Brook, New Jersey 07663 on February 26, 1997 at 9:00 A.M. and at any adjournments thereof.

         The shares represented by proxies that are received in the enclosed form and properly filled out will be voted in accordance with the specifications made thereon. In the absence of specific instructions, proxies will be voted in accordance with the recommendations made herein with respect to the proposals described in this Proxy Statement. Proxies may be revoked by stockholders by written notice received by the Secretary of the Company at the address set forth above, at any time prior to the exercise thereof.

         Stockholders of record at the close of business on January 3, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of January 3, 1997, the Company's voting securities outstanding totaled 29,339,172 shares of Common Stock. Each share of Common Stock is entitled to one vote.

                          ITEM I. ELECTION OF DIRECTORS

         It is the intention of the persons named in the enclosed form of proxy, unless such form of proxy specifies otherwise, to nominate and to vote the shares represented by such proxy for the election of the nominees listed below to hold office until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified. All of the nominees are presently directors of the Company. The Company has no reason to believe that any of the nominees will become unavailable to serve as directors for any reason before the Annual Meeting. However, in the event that any of them shall become unavailable, the person designated as proxy reserves the right to substitute another person of his choice when voting at the Annual Meeting.

         Certain information regarding each nominee is set forth below. Information regarding the number of shares beneficially owned by each person can be found below under "Voting Securities and Principal Holders Thereof." Other than that Peter and John Harvey are brothers, there are no current family relationships among directors or executive officers nor is there any arrangement or understanding between any of the named directors, nominees or potential directors and any other person pursuant to which any director or nominee was selected as such other than as provided in the Agreement and Plan of Merger, (the "Agreement") between Pure Tech Newco, Inc., Pure Tech International, Inc. (subsequently renamed

PTI Plastics, Inc., hereinafter "PTI"), Ozite Corporation ("Ozite"), and others for the combination of PTI and Ozite (the "Merger"). Pursuant to the Agreement, Messrs. Katz, Fox and Yitz Grossman were designated by the PTI Board of Directors, the Messrs. Harvey were designated by the Ozite Board of Directors, Messrs. Broling, Brennan and Gans were designated by Mr. Broling as management designees, Mr. Haase was nominated by the PTI Board of Directors as an independent director and Mr. Calabrese was nominated by the Ozite Board of Directors as an independent director. Mr. Grossman resigned as a director on September 1, 1995. The directors serve for a term of one year and until their successors are duly elected and qualified. Officers serve at the pleasure of the Board of Directors.

         During the fiscal year ended July 31, 1996, there were four meetings of the Board. All of the directors were in attendance at at least three of the four meetings except for Mr. Robert Calabrese, who attended one meeting. Directors who are officers of the Company receive no compensation for serving as directors. Independent directors are paid a $10,000 annual fee and those who serve on the Compensation Committee participate in the 1995 Disinterested Director Stock Option Plan. There is no standing nominating committee of the Board of Directors. The Compensation Committee consists of Messrs. Broling, Haase and Peter Harvey. The Audit Committee consists of Messrs. Haase and Hamway. There were two meetings of the Compensation Committee and two meetings of the Audit Committee during the fiscal year ended July 31, 1996.

         The following sets forth the name and age, present position(s) with the Company and principal business occupations for the last five years of each nominee for election as director:

         Name          Age     Position
         ----          ---     --------
Fred W. Broling        61      Chairman of the Board and Chief Executive Officer
David C. Katz          56      President, Chief Operating Officer and Director
Murray Fox             73      Vice President and Director
Leo Gans               70      Vice President and Director
Robert L. Guyett       60      Director
Werner Haase           58      Director
Edward P. Hamway       48      Director
Peter R. Harvey        61      Director
John J. Harvey         65      Director


         MR. BROLING has served as the Chairman and Chief Executive Officer of the Company since July 26, 1995. Prior to that, Mr. Broling was a Vice President of PTI. Mr. Broling has served as Chairman and President of Plastic Specialties and Technologies, Inc. ("PST") since 1984 and as Chairman and Chief Executive Officer of Ozite since 1990. Prior to 1984, Mr. Broling served as President of the plastic specialty sector of Dart & Kraft.

         MR. KATZ has served as President of the Company since its inception and as President of PTI since August 1988 and as a Director since September 1991. He was appointed Chief Operating Officer in February 1994. From 1987 until August 1988 he was an independent consultant to contract and food and beverage packers. From 1982 until 1987, he was Vice President and operations director for Taylor Wine Company, and was responsible for operation, distribution, purchasing and maintenance of the plant owned by Taylor Wine Company in Hammondsport, New York. From 1977 until 1982, he was U.S. manager of packaging for the Coca-Cola Company in Atlanta, Georgia and in 1978 and 1979 he coordinated the introduction of PET bottles to U.S. bottlers.

         MR. FOX has been a Director of PTI since September 1991 and of the Company since July 26, 1995. Mr. Fox also served as Secretary/Treasurer of PTI from September 1991 until July 1995. Mr. Fox was also Secretary/Treasurer of REI Distributors, Inc. from 1981 until July 1995 and was a co-founder of that company. Mr. Fox is also President of Recycling Enterprises, Inc., a company engaged in glass recycling and fabrication of reprocessing equipment.

         MR. GANS has been a Vice President and director of the Company since July 1995. Mr. Gans has served as Vice President since 1984 and was a director of PST from 1989 to June 1993. He has also served as President of PST's Action Technology Division since 1983.

         MR. GUYETT has been a director of the Company since November 1996. Since 1995 he has been President and Chief Executive Officer of Crescent Management Enterprises, which provides financial management and investment advisory services. From 1991 to 1995, he was Senior Vice President and Chief Financial Officer of Engelhard Corporation and served in a number of other management and financial positions for 30 years before then. He also serves as a director of Newport Corporation, a producer of scientific instruments, and Smith Technologies Corporation, an environmental consulting and remediation company.

         MR. HAASE has been a director of the Company since July 1995. Since July 1996, Mr. Haase has been the Chairman and Chief Executive Officer of Water-Jel Technologies, Inc., which provides corporate incentive, travel, and communications services as well as a line of emergency first aid products for burns. Prior to that he was Chief Executive Officer of Journeycraft, Inc., a travel and sales promotion company which was acquired by Water-Jel Technologies, Inc. in 1996. Mr. Haase served as a Director of PTI from 1987 to 1991. Mr. Haase is also a director of Water-Jel Technologies, Inc., Multimedia Tutorial Services, Inc., which develops and markets personal educational materials on videotape and CD-ROM formats, and Datatrend Services, Inc., which refurbishes and resells used and returned computer equipment.

         MR. HAMWAY has served as a director of the Company since November 1995. He has been Chairman of Round Hill Group, Ltd., a financial consulting firm, since March 1995. Prior to that he held various executive positions with IBJ Schroeder Bank & Trust Company.

         MR. JOHN HARVEY has served as Director of the Company since July 1995. Mr. Harvey has served as a Director of Ozite since August 1990 and as a Director of PST since October 1993. He has also served as the Chairman of the Board and Chief Executive Officer of ARTRA Group Incorporated ("Artra"), which manufactures and markets fashion jewelry and flexible packaging and engages in other investments, and as a director of The Lori Corporation (fashion jewelry) since 1985.

         MR. PETER HARVEY has served as Director of the Company since July 1995. Mr. Harvey has served as a Vice President of PST since 1987 and as a Director since 1993. He has been a director of Ozite since 1984. He also has served as President, Chief Operating Officer and a director of ARTRA Group Incorporated since 1986, a director of The Lori Corporation since 1984, and a director of SoftNet Systems, Inc. since 1988. He was also Chief Executive Officer and Chairman of SoftNet from 1985 to 1993.



                                                 EXECUTIVE COMPENSATION

                                               SUMMARY COMPENSATION TABLE

    NAME AND                          FISCAL                                            STOCK                ALL OTHER
PRINCIPAL POSITION                     YEAR           SALARY            BONUS          OPTIONS             COMPENSATION(1)
------------------                    ------          ------            -----          -------             ---------------

Fred W. Broling ....................   1996         $259,216         $250,000          100,000                  $5,010
  Chairman and Chief                   1995          263,446              --               --                   11,232
  Executive Officer                    1994          293,672          250,000              --                   11,190

David C. Katz ......................   1996          152,385          150,000              --                    4,854
  President, Chief                     1995          130,000              --            50,000                     --
  Operating Officer,                   1994          130,000              --            96,000                     --
  Director

Leo Gans ...........................   1996          187,042          236,000          100,000                   5,132
  Vice President, Director,            1995          186,582          221,760              --                    9,987
  President of Action                  1994          175,749          149,310              --                    8,322
  Technologies

Joseph T. Bruno ....................   1996          108,582           21,000           25,000                   3,024
  Vice President                       1995          105,665              --               --                    3,214
                                       1994          103,582           42,000              --                    3,073
Terence K. Brennan .................   1996          161,762          175,000          100,000                   6,205
  Former Vice President,               1995          159,067              --               --                    8,395
  Chief Financial Officer,             1994          149,013          175,000              --                    8,227
  Director

Robert E. Brookman, Ph.D. ..........   1996          191,582           49,454           50,000                   4,992
  President - Colorite                 1995          190,703           99,000              --                    4,992
  Polymers Division                    1994          187,083           99,782              --                    4,992



----------
(1) The amounts in this column are contributions made by PST to one of the
    Savings Plan for Employees of the Company or its affiliates and the amount of premiums paid by PST for life insurance policies for the benefit of the named executive officers.



                                               OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL       POTENTIAL
                                                                                         REALIZABLE      REALIZABLE
                                                                                           VALUE AT        VALUE AT
                                                                                            ASSUMED         ASSUMED
                                              PERCENT OF                                     ANNUAL          ANNUAL
                                   NUMBER          TOTAL                                   RATES OF        RATES OF
                                       OF       OPTIONS/                                      STOCK           STOCK
                               SECURITIES           SARS                                      PRICE           PRICE
                                   UNDER-        GRANTED                                  APPRECIA-       APPRECIA-
                                    LYING             TO         EXER-                     TION FOR        TION FOR
                                 OPTIONS/      EMPLOYEES       CISE OR       EXPI-           OPTION          OPTION
                                     SARS      IN FISCAL          BASE      RATION             TERM            TERM
NAME                              GRANTED           YEAR         PRICE        DATE               5%             10%
----                              -------           ----         -----     ---------         ------        --------

Fred W. Broling ..............    100,000           6.5%         $4.25     8/01/2005            --         $142,142
Leo Gans .....................    100,000           6.5%         $4.25     8/01/2005            --          142,142
Joseph T. Bruno ..............     25,000           1.6%         $3.00     8/01/2005         15,294          66,785
Terence K. Brennan ...........    100,000           6.5%         $4.25     8/01/2005            --          142,142
Robert E. Brookman ...........     50,000           3.3%         $3.00     8/01/2005         30,588         133,571




                                        AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

                                                   AND FY-END OPTION/SAR VALUES

                                                                                        NUMBER OF
                                                                                       SECURITIES               VALUE OF
                                                                                       UNDERLYING            UNEXERCISED
                                                                                      UNEXERCISED           IN-THE-MONEY
                                                                                  OPTIONS/SARS AT        OPTIONS/SARS AT
                                                                                           FY-END                 FY-END
                                  SHARES ACQUIRED                                    EXERCISABLE/           EXERCISABLE/
NAME                                  ON EXERCISE          VALUE REALIZED           UNEXERCISABLE          UNEXERCISABLE
----                                  -----------          --------------           -------------          -------------
Fred W. Broling ................         --                      --                  -- / 100,000                -- / --
David C. Katz ..................         --                      --              91,633 /  16,667      $22,908 / $ 4,167
Leo Gans .......................         --                      --                  -- / 100,000                -- / --
Joseph Bruno ...................         --                      --                  -- /  25,000           -- / $ 6,250
Terence K. Brennan .............         --                      --                  -- / 100,000                -- / --
Robert E. Brookman .............         --                      --                  -- /  50,000           -- / $12,500


COMPENSATION PURSUANT TO PST PENSION PLAN

         Pensions for salaried personnel of the Company are provided through the Plastic Specialties and Technologies, Inc. And Affiliates Pension Plan, effective as of May 10, 1984 and amended January 1, 1988 (the "PST Pension Plan"). The following table illustrates the amount of the annual pension benefit payable under the PST Pension Plan to a person in the specified average salary and year-of-service classifications:


                               PENSION PLAN TABLE

                                            YEARS OF SERVICE
                      ---------------------------------------------------------
REMUNERATION             15          20           25           30          35
------------          -------     -------      -------      -------     -------

$100,000 ...........  $15,000     $20,000      $25,000      $30,000     $35,000
 125,000 ...........   18,740      25,000       31,250       37,500      43,750
 150,000 ...........   22,500      30,000       37,500       45,000      52,500


         For purposes of the PST Pension Plan, compensation is defined as the total wages, salaries, commissions, bonuses, overtime and special awards paid during the year. All cash compensation reported in the Summary Compensation Table under the columns "Salary" and "Bonus" is included in compensation under the Pension Plan (subject to the dollar limitation shown in the Pension Plan Table), for each officer listed.

         The estimated number of credited years of service of each of the executive officers listed in the Summary Compensation Table is as follows: Fred
W. Broling, 20 years; Terence K. Brennan, 14 years; Leo Gans, 14 years; Joseph
T. Bruno; 17 years and Robert Brookman, 7 years. Mr. Katz is not presently covered by the PST Pension Plan.

         The PST Pension Plan provides a monthly benefit payable for life, beginning at age 65, equal to one-twelfth of one percent of the total compensation received during the period the employee participated in the PST Pension Plan. None of the PST Pension benefits are subject to any deduction for Social Security or other offset amounts.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The following table sets forth certain information regarding the beneficial ownership of the Company's voting securities as of December 31, 1996 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (ii) each of the Company's directors and named executive officers; and (iii) all officers and directors of the Company as a group (unless otherwise indicated, all addresses are c/o the Company, 65 Railroad Avenue, Ridgefield, New Jersey 07657):

                                             COMMON STOCK BENEFICIALLY OWNED
                                             -------------------------------
NAME AND ADDRESS                               AMOUNT             PERCENTAGE
----------------                             ---------            ----------

Fred W. Broling ..........................   1,386,753                4.7%

David C. Katz (1) ........................     118,200                   *

Murray J. Fox (2) ........................   1,042,538                3.5%

Leo Gans .................................     427,394                1.5%

Robert Calabrese .........................         -0-                   0
   5601 North Kiborn Avenue
   Chicago, IL

Robert L. Guyett .........................      30,000                   *
   20 Parsonage Hill Road
   Short Hills, NJ

Werner Haase .............................      60,000                   *
   488 Madison Avenue
   New York, NY

Edward P. Hamway .........................       3,000                   *
   174 Springfield Avenue
   Summit, NJ

John J. Harvey ...........................   1,859,302                6.3%
   1755 Butterfield Road
   Libertyville, IL

Peter R. Harvey ..........................   1,248,612                4.3%
   1755 Butterfield Road
   Libertyville, IL

Joseph T. Bruno (3) ......................      25,500                   *

Robert E. Brookman (4) ...................      60,000                   *

All Officers and Directors
  as a Group (5) .........................   6,261,299               21.2%

----------
* = Less than 1%

(1) Includes shares issuable upon exercise of vested options to acquire 108,300 shares of Common Stock.

(2) Includes 25,649 shares owned directly by Recycling Enterprises, Inc. Mr. Fox is a director, officer and principal shareholder of Recycling Enterprises, Inc. Also includes shares issuable upon exercise of vested options to acquire 34,000 shares of Common Stock. Mr. Fox has agreed to transfer 333,000 shares to the Company in satisfaction of certain indebtedness. See "Certain Relationships and Related Transactions -- Transactions with Fox Engineering, Inc."

(3) Includes shares issuable upon exercise of vested options to acquire 25,000 shares of Common Stock.

(4) Includes shares issuable upon exercise of vested options to acquire 50,000 shares of Common Stock.

(5) Includes shares issuable upon exercise of vested options to acquire an aggregate of 217,300 shares of Common Stock.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

DIVIDENDS

         On December 29, 1993, PST declared a dividend of $1.32 per common share to stockholders of record as of March 15, 1994. On March 29, 1994, PST declared a second dividend of $.05 per common share to all stockholders of record as of April 15, 1994. Based on these declarations, dividends totaling $9,363,000 and $1,628,000 were paid to Ozite and the minority stockholders, respectively.

         As permitted by PST's Indenture for the Senior Secured Notes and the Restated Agreement, the dividend was paid with $6,000,000 of proceeds from the issuance of the Senior Secured Notes and $5,000,000 from the recovery of the investment in the Bagcraft subordinated note (discussed below).

         In connection with the Merger, on July 13, 1995 PST declared a dividend of the 772,000 Artra Common Shares and 3,675 shares of preferred stock of Bagcraft Corporation of America ("BCA") to all stockholders of record as of July 31, 1995. Based on this declaration, 638,444 shares of Artra common stock and 3,039.23 shares of BCA Class A preferred stock have been transferred to Ozite. The Company is in the process of transferring 133,556 shares of Artra common stock and 635.77 shares of BCA preferred stock to minority stockholders.

TRANSACTION WITH RELATED COMPANIES

         Ozite held 772,000 shares of common stock of Artra (the "Artra Common Shares"), which was accounted for on the equity method. Through Ozite's recording of its share of the net losses of Artra and other related items, the carrying value of the investment in the Artra Common Shares had been reduced to zero. Peter R. Harvey and John Harvey are the controlling stockholders of Artra. In addition, Peter R. Harvey is a director and the President and Chief Operating Officer of Artra, and John Harvey is a director and the Chairman of the Board and Chief Executive Officer of Artra.

         Ozite acquired from Bagcraft a $5,000,000 subordinated note bearing interest at a rate of 13-1/2% per annum and 50,000 shares of 13-1/2% cumulative redeemable preferred stock with a liquidation preference of $5,000,000 in Bagcraft for $10,000,000 in 1987. Bagcraft is a wholly-owned subsidiary of BCA and BCA is wholly-owned subsidiary of Artra. In March 1993, Ozite received 675 shares of BCA Preferred Stock having a liquidation preference equal to the amount of interest due for the period from December 1, 1991 to November 30, 1992 ($675 in the aggregate) in lieu of receipt of payment of interest from Bagcraft for such period.

         In July 1993, Ozite recorded an impairment of its investment in Bagcraft by establishing a valuation reserve to write-off the $10,000,000 carrying value of such investment as Ozite was unable to determine, with reasonable certainty, whether or when it would realize its investment in Bagcraft. On December 28, 1993, PST received from Bagcraft $5,000,000 in cash and 3,000 shares of BCA preferred stock as payment in full for the $5,000,000 subordinated note and unpaid interest due from Bagcraft totaling $3,094,000 respectively. In 1994, Ozite recorded a $5,000,000 gain for the recovery of its investment in the Bagcraft subordinated note. The interest due from Bagcraft had been fully reserved and interest income was not recorded for the receipt of the BCA preferred stock as such stock is not freely transferable. The cash received was used to pay a portion of the PST dividend declared.

         Peter R. Harvey is a director of Bagcraft, is the President and a director of BCA.

INDEBTEDNESS OF MANAGEMENT TO THE COMPANY

         During fiscal 1996, Mr. Broling was indebted to the Company in an amount not in excess of $241,000 consisting of principal and interest outstanding on a demand note dated June 15, 1988, bearing interest at 75% of the prime rate, not to exceed 10%. Such indebtedness was incurred by Mr. Broling to finance the purchase of common and preferred stock of the predecessor of Ozite. At September 30, 1996, the outstanding indebtedness was $243,000.

         During fiscal 1996, Mr. Brennan, the former Vice President, Chief Financial Officer and a Director, was indebted to the Company in an amount not in excess of $146,500 consisting of principal and interest outstanding on; (i) a demand note dated June 15, 1988, bearing interest at 75% of the prime rate, not to exceed 10%; and (ii) a non-interest bearing demand note dated August 20, 1990. Such indebtedness was incurred by Mr. Brennan to finance the purchase of common and preferred stock of the predecessor of Ozite and to finance unreimbursed moving expenses incurred moving to Illinois at the Company's request, respectively. Under a Separation Agreement entered into between Mr. Brennan and the Company, such amounts are due to be repaid by May 31, 1997. At September 30, 1996, the outstanding indebtedness was $147,000.

         During fiscal 1996, Mr. Peter R. Harvey was indebted to the Company in an amount not in excess of $717,000 consisting of principal and interest outstanding on a demand note dated May 20, 1988, bearing interest at the prime rate on the last day of each fiscal year. Such indebtedness was a personal loan to Mr. Harvey. At September 30, 1996, the outstanding indebtedness was $717,000. The Company has ceased recognizing interest income on the notes receivable from Mr. Harvey since 1994.

TRANSACTIONS WITH FOX ENGINEERING, INC.

         In June 1994 PTI entered into an agreement to sell 40% of the capital stock of the subsidiary which operates the reverse vending machine project, MCR, to Fox Engineering Inc. ("FEI"). The sale price was $1,000,000. The sale price was payable by a note which was secured by the acquired shares of MCR and 175,000 shares of the Company's Common Stock owned by Murray Fox. The Company has entered into an agreement effective as of September 1, 1996 whereby the note will be satisfied by the transfer by Mr. Fox of 333,000 shares of Common Stock and all of FEI's equity interest in MCR to the Company. In turn, the Company will transfer all of the assets of MCR to Fox Engineering Corporation of Michigan ("FECM") and FECM will provide to the Company whatever recycled post-consumer bottles become available to FECM through any of its activities. Mr. Fox and his son are stockholders of FEI and FECM.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

         Mr. Broling, the Company's chief executive officer is a member of the Compensation Committee. No member of the Company's Board of Directors is an executive officer of a company whose compensation committee or board of directors includes an executive officer of the Company.

         Compensation of executive officers is determined by the Company's Board of Directors. Messrs. Broling, Katz, and Peter and John Harvey currently serve on PST's Board of Directors and have served as directors and officers of PST and continue to serve the Company in such capacities. See "Certain Relationships and Related Transactions." Messrs. Broling, Haase and Peter Harvey recommend to the Board of Directors compensation payable to executive officers of the Company. Mr. Broling's compensation is based on the actual performance of the Company compared to the operating plan. The compensation of Messrs. Gans and Brookman is determined in accordance with the performance of their operating divisions based on such plan. Messrs. Broling, Haase, and Harvey consider the performance of the Company, among other factors, in determining the compensation of other executive officers; however, neither they nor the Board of Directors have adopted compensation policies applicable to such other executive officers.

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total return on a hypothetical investment made on August 1, 1991 (assuming reinvestment of dividends) in: (a) the Company's Common Stock; (b) the CRSP Total Return Index for the NASDAQ Stock Market, and (c) the Non-financial Group Return Index for the NASDAQ Stock Market. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock and the two indices.


               -- GRAPHICAL REPRESENTATION OF DATA TABLE BELOW --

                         1991      1992      1993      1994      1995      1996
                         ----      ----      ----      ----      ----      ----

PTI .................... 100      229.33    400.00    157.33    118.00     60.00
NASDAQ NON FIN ......... 100      112.02    134.21    135.48    195.22    206.92
NASDAQ Broad Market .... 100      117.44    142.80    146.95    206.33    224.79

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         Subject to approval by the stockholders, the Board of Directors has appointed Deloitte & Touche as the independent public accountants to audit the financial statements of the Company for the fiscal year ending July 31, 1997. Deloitte & Touche also served as the Company's auditors for the fiscal years ended July 31, 1995 and 1996. It is expected that a representative of Deloitte & Touche will be present at the Annual Meeting.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
              RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE
                    AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                                  VOTE REQUIRED

         The affirmative vote of a majority of the votes cast at the Annual Meeting is required to elect directors and to approve the selection of auditors. Abstentions will not be counted as affirmative votes. The current members of the Board of Directors and other executive officers presently hold voting authority for Common Stock representing an aggregate of approximately 6,044,000 votes, or approximately 20.6% of the total number of votes eligible to be cast at the Annual Meeting. The members of the Board of Directors have indicated their intention to vote affirmatively on all of the proposals.

                             EXPENSE OF SOLICITATION

         The cost of soliciting proxies, which also includes the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. Solicitation will be made by the Company primarily through the mail, but regular employees of the Company may solicit proxies personally, by telephone or telegram. The Company will request brokers and nominees to obtain voting instructions of beneficial owners of stock registered in their names and will reimburse them for any expenses incurred in connection therewith.

                            PROPOSALS OF STOCKHOLDERS

         Stockholders of the Company who intend to present a proposal for action at the 1998 Annual Meeting of Stockholders of the Company must notify the Company's management of such intention by notice received at the Company's principal executive offices not later than September 26, 1997, for such proposal to be included in the Company's proxy statement and form of proxy relating to such Meeting.

                              FINANCIAL STATEMENTS

         The Company's summary annual report to stockholders and full annual report for the year ended July 31, 1996 along with a copy of the Company's Quarterly Report on Form 10-Q containing financial information for the three months ended October 31, 1996 are being delivered with this Proxy Statement to the Company's stockholders. The financial statements and management's discussion and analysis thereof contained in those documents are incorporated herein by reference.

                                  OTHER MATTERS

         The Company knows of no items of business that are expected to be presented for consideration at the Annual Meeting which are not enumerated herein. However, if other matters properly come before the Meeting, it is intended that the person named in the accompanying proxy will vote thereon in accordance with his best judgment.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated:  Ridgefield, New Jersey
        January 22, 1997

                                           By Order of the Board of Directors



                                                   Paul Litwinczuk, Secretary

                               PURETEC CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     February 26, 1997             9:00 a.m.

     The undersigned hereby appoints Fred W. Broling and David C. Katz severally proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of PureTec Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held February 26, 1997 or any adjournments thereof.

1.       ELECTION OF DIRECTORS

                                                           ____
                  FOR all the nominees listed below       /___/

                  WITHHOLD AUTHORITY                       ____
                  To vote for all nominees listed below   /___/

         (INSTRUCTION: To withhold authority to vote for any individual nominee, cross out the nominee's name below.)

                                 Fred W. Broling
                                  David C. Katz
                                   Murray Fox
                                    Leo Gans
                                Robert L. Guyett
                                  Werner Haase
                                Edward P. Hamway
                                 John J. Harvey
                                 Peter R. Harvey

2. PROPOSAL TO RATIFY APPOINTMENT OF DELOITTE & TOUCHE LLP, AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE 1997 FISCAL YEAR

                       ____                   ____                ____
                  FOR /___/          AGAINST /___/       ABSTAIN /___/

     In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

                  (Continued and to be signed on reverse side.)

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT MESSRS. BROLING, KATZ, FOX, GANS, GUYETT, HAASE, HAMWAY, JOHN HARVEY, AND PETER HARVEY AS DIRECTORS, AND TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING JULY 31, 1997.

                              Dated: ________________________

                              _______________________________
                                        Signature

                              _______________________________
                                 Signature if held jointly

                                                     (Please sign exactly as
                                                     ownership appears on this
                                                     proxy. Where stock is held
                                                     by joint tenants, both
                                                     should sign. When signing
                                                     as attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give full
                                                     title as such. If a
                                                     corporation, please sign in
                                                     full corporate name by
                                                     President or other
                                                     authorized officer. If a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.)

                           PLEASE MARK, DATE, SIGN AND
                     RETURN PROXY IN THE ENCLOSED ENVELOPE.